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                                                                    Exhibit 23.4

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 13, 1998, with respect to the financial statements of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries included in Amendment No. 2 to the Registration Statement, (Form S-3 No. 333-82273) and related Prospectus of Pinnacle Holdings Inc. dated July 20, 1999 for the registration of 12,305,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

July 19, 1999